Exhibit 31.2

CERTIFICATION PURSUANT TO RULE 13a-14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Brian Mulroy, certify that:
    1. I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Semrush Holdings, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 17, 2026	Semrush Holdings, Inc.

		By:	/s/ Brian Mulroy
Brian Mulroy
Chief Financial Officer
(Principal Financial Officer)